Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-168254) and Forms S-8 (Nos. 333-92229, 333-138697, 333-168629, 333-168254, 333-176205) of Valeant Pharmaceuticals International, Inc. of our report dated February 28, 2011 with respect to the consolidated financial statements and schedule of Valeant Pharmaceuticals International, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP
Toronto, Canada February 28, 2013	Chartered Accountants Licensed Public Accountants